STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
-----------------------------------------------

                                         Fiscal Three Months Ended                 Fiscal Six Months Ended
                                  -----------------------------------        ----------------------------------
                                  Sept. 29, 1995       Sept. 30, 1994        Sept. 29, 1995      Sept. 30, 1994
                                  --------------       --------------        --------------      --------------

PRIMARY
-------
Average shares outstanding           8,963,000             9,319,000              8,971,000           9,300,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                           142,000               160,000                139,000             170,000
                                    ----------           -----------              ---------          ----------

                TOTAL                9,105,000             9,479,000              9,110,000           9,470,000
                                    ==========           ===========              =========          ==========

Net income                          $5,116,000           $ 2,029,000             $8,880,000          $3,971,000
                                    ==========           ===========             ==========          ==========

Net income per share                $      .56           $       .22             $      .97          $      .42
                                    ==========           ===========             ==========          ==========


FULLY DILUTED
-------------

Average shares outstanding           8,963,000             9,319,000              8,963,000           9,300,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of
average or period - end market
price                                  153,000               160,000                153,000             170,000

                                    ----------            ----------            -----------         -----------

               TOTAL                 9,116,000             9,479,000              9,116,000           9,470,000
                                    ==========          ============            ===========         ===========


Net income                          $5,116,000            $2,029,000             $8,880,000          $3,971,000
                                    ==========            ==========             ==========          ==========


Net income per share                $      .56            $      .22             $      .97          $      .42
                                    ==========            ==========             ==========          ==========
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